OpCap Advisors LLC

Proxy Voting Policy and Procedures

VERSION 1.2 - EFFECTIVE AUGUST 1, 2003

                                                          [Graphic Appears Here]

[graphic omitted]

Allianz Dresdner Asset Management of America L.P.

ADAM Proxy Voting Policy and Procedures

GENERAL POLICY

Allianz Dresdner Asset Management of America L.P. and its subsidiaries (collectively, "ADAM Advisers") vote proxies as part of its authority to manage, acquire, and dispose of account assets, unless the client has explicitly reserved the authority for itself. When voting proxies, ADAM Advisers' primary objective is to make voting decisions solely in the best interests of its clients. ADAM Advisers will act in a manner that it deems prudent and diligent and which is intended to enhance the economic value of the underlying portfolio securities held in its clients' accounts.

This policy sets forth the general standards for proxy voting whereby an ADAM Adviser has authority to vote its client's proxies with respect to portfolio securities held in the accounts of its clients for whom it provides discretionary investment management services.

The general policy contains the following standards for each ADAM Adviser:

      o  Exercising responsibility for voting decisions

      o Obligation to vote must be clearly established based on written guidelines

      o  Resolving conflicts of interest

      o  Making appropriate disclosures to clients

      o  Creating and maintaining appropriate records

      o  Providing clients access to voting records

      o  Outsourcing the proxy voting administrative process


RESPONSIBILITY FOR VOTING DECISIONS

CHIEF INVESTMENT OFFICER

Exercise of shareholder voting rights is an investment decision. Accordingly, it is the responsibility of the Chief Investment Officer of the ADAM Adviser to ensure that voting decisions are organized and conducted in accordance with portfolio objectives, and any applicable legal requirements and client expectations, if any. In order to ensure that this obligation is carried out, the Chief Investment Officer of each ADAM Adviser (or line of business, if appropriate) shall designate an employee or a committee to be responsible for all aspects of the exercise of shareholder rights (the "Proxy Committee").

PROXY COMMITTEE

The Proxy Committee shall be governed by this policy and will perform the following duties:

      o Execute or engage a third party service provider to vote proxies in accordance with the Company's guidelines;

                                                          [Graphic Appears Here]

      o Document, in the form of a report, the resolution of any conflicts of interest between the ADAM Adviser and its clients, and provide or make available, adequate documentation to support that conflicts were resolved in a fair, equitable and consistent manner that is in the interest of clients;

      o Approve and monitor the outsourcing of voting obligations to third-parties; and

      o Oversee the maintenance of records regarding voting decisions in accordance with the standards set forth by this policy.

The Proxy Committee shall review, at least annually, all applicable processes and procedures, voting practices, the adequacy of records and the use of third party services.

OBLIGATION TO VOTE MUST BE CLEARLY ESTABLISHED

When an investment management or client relationship is established, the obligation of the ADAM Adviser to vote may be inherent in the relationship or, in some cases, implied as a matter of law. In some situations, the client may prefer to vote (or direct the voting) for portfolio securities.

ADAM Adviser's obligation with respect to voting rights should be explicitly identified in each client Investment Advisory Agreement. A specific clause in the agreement should explain the rights of each party as well as identify if any Proxy Voting Service is used.

VOTING PROXIES

WRITTEN VOTING GUIDELINES

Each ADAM Adviser must establish general voting guidelines for recurring proposals ("Voting Guidelines"). (See Appendix No. 3 for reference.)


FLEXIBILITY

The Voting Guidelines should address routine as well as significant matters commonly encountered. The Voting Guidelines should permit voting decisions to be made flexibly while taking into account all relevant facts and circumstances.

COST-BENEFIT ANALYSIS INVOLVING VOTING PROXIES

An ADAM Adviser shall review various criteria to determine whether the costs associated with voting the proxy exceeds the expected benefit to its clients and may conduct a cost-benefit analysis in determining whether it is in the best economic interest to vote client proxies. Given the outcome of the cost-benefit analysis, an ADAM Adviser may refrain from voting a proxy on behalf of its clients' accounts.

In addition, an ADAM Adviser may refrain from voting a proxy due to logistical considerations that may have a detrimental effect on the ADAM Advisers' ability to vote such a proxy. These issues may include, but are not limited to: 1) proxy statements and ballots being written in a foreign language, 2) untimely notice of a shareholder meeting, 3) requirements to vote proxies in person, 4) restrictions on foreigner's ability to exercise votes, 5) restrictions on the sale of securities for a period of time in proximity to the shareholder meeting, or 6) requirements to provide local agents with power of attorney to facilitate the voting instructions. Such proxies are voted on a best-efforts basis.

                                                          [Graphic Appears Here]

RESOLVING CONFLICTS OF INTEREST

An ADAM Adviser may have conflicts that can affect how it votes its clients' proxies. For example, the ADAM Adviser may manage a pension plan whose management is sponsoring a proxy proposal. An ADAM Adviser may also be faced with clients having conflicting views on the appropriate manner of exercising shareholder voting rights in general or in specific situations. Accordingly, the ADAM Adviser may reach different voting decisions for different clients. Regardless, votes shall only be cast in the best interests of the client affected by the shareholder right. For this reason, ADAM Advisers shall not vote shares held in one client's account in a manner designed to benefit or accommodate any other client.

In order to prevent potential conflicts between ADAM affiliates and ADAM group companies, all ADAM Advisers maintain separate and distinct investment decision-making processes, including proposed or actual actions with respect to corporate governance matters affecting portfolio holdings. All ADAM Advisers have implemented procedures to prevent the sharing of business and investment decision objectives, including Proxy Voting decisions.

In order to ensure that all material conflicts of interest are addressed appropriately while carrying out its obligation to vote proxies, the Chief Investment Officer of each ADAM Adviser shall designate an employee or a proxy committee to be responsible for addressing how the ADAM Adviser resolves such material conflicts of interest with its clients.

MAKING APPROPRIATE DISCLOSURES TO CLIENTS

ADAM Advisers shall provide clients with a summary of this policy in the form of a general Proxy Voting Policy Statement (See Appendix No. 1). The delivery of this statement can be made in Part II of Form ADV or under separate cover. In the initial year of adoption of this policy, a letter should accompany Form ADV that advises clients of the new disclosure. (See Appendix No. 2 for a sample letter).

CREATING AND MAINTAINING APPROPRIATE RECORDS

RECORDKEEPING REQUIREMENTS

In keeping with applicable law(1), ADAM Advisers' recordkeeping requirements are as follows:

      o  Copies of the ADAM Advisers Proxy Voting Policy and Procedures;

      o Copies or records of each proxy statement received with respect to clients' securities for whom an ADAM Adviser exercises voting authority; Records of votes cast on behalf of clients;

      o Records of each vote cast as well as certain records pertaining to the ADAM Adviser's decision on the vote;

      o  Records of written client request for proxy voting information;

Records of written responses from the ADAM Adviser to either written or oral client request;

                                                          [Graphic Appears Here]

RETENTION OF RECORDS

Records are kept for at least six years following the date that the vote was cast. An ADAM Adviser may maintain the records electronically. Third party service providers may be used to maintain proxy statements and proxy votes.

PROVIDING CLIENTS ACCESS TO VOTING RECORDS

ACCESS BY CLIENTS

Generally, clients of an ADAM Adviser have the right, and shall be afforded the opportunity, to have access to records of voting actions taken with respect to securities held in their respective account or strategy.

Shareholders and unit-holders of commingled funds managed by an ADAM Adviser shall have such access to voting records pursuant to the governing documents of the commingled fund.

ACCESS BY THIRD PARTIES

Voting actions are confidential and may not be disclosed to any third party except as may be required by law or explicitly authorized by the client.

OUTSOURCING THE PROXY VOTING PROCESS

To assist in the proxy voting process, an ADAM Adviser may retain an independent third party service provider to assist in providing in-depth research, analysis and voting recommendations on corporate governance issues and corporate actions as well as assist in the administrative process. The services provided to an ADAM Adviser should offer a variety of fiduciary-level, proxy-related services to assist in its handling of proxy voting responsibilities and corporate governance-related efforts.

--------------------------------------------------------------------------------
Endnotes

(1) SEC rule 206(4)-6 [17CFR 275.206(4)-6] and amendments to rule 204-2 [17-CFR
275.204-2] under the Investment Advisers Act of 1940 [15 U.S.C. 80b] ("Advisers Act" or "Act")

                                                          [Graphic Appears Here]

                                 APPENDIX NO. 1

                           PART II FORM ADV DISCLOSURE

GENERAL PROXY VOTING POLICY

OpCap Advisors LLC (the "Company") typically votes proxies as part of its discretionary authority to manage accounts, unless the client has explicitly reserved the authority for itself. When voting proxies, the Company's primary objective is to make voting decisions solely in the best economic interests of its clients. The Company will act in a manner that it deems prudent and diligent and which is intended to enhance the economic value of the underlying portfolio securities held in its clients' accounts.

The Company has adopted written Proxy Policy Guidelines and Procedures (the "Proxy Guidelines") that are reasonably designed to ensure that the Company is voting in the best interest of its clients. The Proxy Guidelines reflect the Company's general voting positions on specific corporate governance issues and corporate actions. Some issues may require a case by case analysis prior to voting and may result in a vote being cast that will deviate from the Proxy Guideline. Upon receipt of a client's written request, the Company may also vote proxies for that client's account in a particular manner that may differ from the Proxy Guideline. Deviation from the Proxy Guidelines will be documented and maintained in accordance with Rule 204-2 under the Investment Advisers Act of 1940.

In accordance with the Proxy Guidelines, the Company may review additional criteria associated with voting proxies and evaluate the expected benefit to its clients when making an overall determination on how or whether to vote the proxy. The Company may vote proxies individually for an account or aggregate and record votes across a group of accounts, strategy or product. In addition, the Company may refrain from voting a proxy on behalf of its clients' accounts due to de-minimis holdings, impact on the portfolio, items relating to foreign issuers, timing issues related to the opening/closing of accounts and contractual arrangements with clients and/or their authorized delegate. For example, the Company may refrain from voting a proxy of a foreign issuer due to logistical considerations that may have a detrimental effect on the Company's ability to vote the proxy. These issues may include, but are not limited to: (i) proxy statements and ballots being written in a foreign language, (ii) untimely notice of a shareholder meeting, (iii) requirements to vote proxies in person,
(iv) restrictions on foreigner's ability to exercise votes, (v) restrictions on the sale of securities for a period of time in proximity to the shareholder meeting, or (vi) requirements to provide local agents with power of attorney to facilitate the voting instructions. Such proxies are voted on a best-efforts basis.

To assist in the proxy voting process, the Company may retain an independent third party service provider to assist in providing research, analysis and voting recommendations on corporate governance issues and corporate actions as well as assist in the administrative process. The services provided offer a variety of proxy-related services to assist in the Company's handling of proxy voting responsibilities.

                                                          [Graphic Appears Here]

CONFLICTS OF INTEREST

The Company may have conflicts of interest that can affect how it votes its clients' proxies. For example, the Company or an affiliate may manage a pension plan whose management is sponsoring a proxy proposal. The Proxy Guidelines are designed to prevent material conflicts of interest from affecting the manner in which the Company votes its clients' proxies. In order to ensure that all material conflicts of interest are addressed appropriately while carrying out its obligation to vote proxies, the Chief Investment Officer of the Company may designate an employee or a proxy committee to be responsible for addressing how the Company resolves such material conflicts of interest with its clients.

To obtain a copy of the Policy Guidelines or to obtain information on how your account's securities were voted, please contact your account representative.

                                                          [Graphic Appears Here]

                                 APPENDIX NO. 2

            SAMPLE LETTER TO ACCOMPANY PROXY VOTING POLICY STATEMENT

INSERT: DATE

INSERT: CLIENT NAME AND ADDRESS

REFERENCE: PROXY VOTING POLICY AND PROCEDURE

Dear Client:

On January 31, 2003 the SEC adopted a new rule 206(4)-6, "Proxy Voting" under the Investment Advisers Act of 1940. The new rule is designed to prevent material conflicts of interest from affecting the manner in which advisers vote its clients' proxies. The new rule requires SEC-registered investment advisers that have authority to vote clients' proxies to adopt written policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interest of its clients, including procedures to address any material conflict that may arise between the interest of the adviser and its clients. The adviser must describe these policies and procedures to clients upon their request, and disclose to clients how they can obtain information from the adviser about how the adviser has voted their proxies.

In keeping with the disclosure requirements of the new SEC rule we are enclosing a copy of the Company's most recent Form ADV Part II, which includes a description of the Company's Proxy Voting procedures in the form of a General Proxy Voting Policy Statement.

Should you have any questions, please do not hesitate to contact me at INSERT PHONE #.



Sincerely,

                                                          [Graphic Appears Here]

                                 APPENDIX NO. 3

                                 OPCAP ADVISORS

                            PROXY VOTING GUIDELINES

The following are OpCap Advisors LLC's general Proxy Voting Guidelines that are applied on behalf of all accounts that are managed by OpCap Advisors, Oppenheimer Capital LLC, and PIMCO Equity Advisors LLC (collectively called "Opcap" for purposes of this policy).

TABLE OF CONTENTS

PROPOSAL
NO.      DESCRIPTION                                                     PG. NO.
--------------------------------------------------------------------------------
MANAGEMENT PROPOSALS
--------------------------------------------------------------------------------
AUDITOR RELATED .............................................................  5
101.     Ratification of Auditors
102.     Auditor Indemnification

BOARD OF DIRECTORS ..........................................................  5
201.     Election of Board of Directors
202.     Board Independence
203.     Changes in Board Size
204.     Cumulative Voting
205.     Director Duties and Stakeholder Laws
206.     Director Indemnification and Liability Protection
207.     Key Committee Composition

COMPENSATION RELATED ........................................................  6
301.     Employee Stock Ownership Plans (ESOP)
302.     Executive/Director/Outside Director Stock Option Plans
303.     401k Employee Benefit Plans
304.     Golden Parachutes
305.     Director Fees
306.     Pension Fund Credits

CAPITAL STRUCTURE ...........................................................  7
401.     Authorization of Additional Common Stock
402.     Authorization of Additional Preferred Stock
403.     Issuance of Additional Debt
404.     Reduction of Shares
405.     Share Repurchase Programs
406.     Preemptive Rights
407.     Adjustments to Par Value of Common Stock
408.     Debt Restructurings

                                                          [Graphic Appears Here]

PROXY VOTING GUIDELINES
TABLE OF CONTENTS (CONTINUED)

PROPOSAL
NO.      DESCRIPTION                                                     PG. NO.
--------------------------------------------------------------------------------
MANAGEMENT PROPOSALS
--------------------------------------------------------------------------------
CORPORATE TRANSACTIONS .....................................................   8
501.     Mergers and Acquisitions
502.     Asset Sales
503.     Changing Corporate Name
504.     Corporate Restructurings
505.     Liquidations
506.     Spin-Offs

ANTI-TAKEOVER DEFENSES AND RELATED PROPOSALS ...............................   9
601.     Greenmail
602.     Poison Pills
603.     Supermajority Shareholder Vote Requirements
604.     Classified Boards
605.     Fair Price Provisions
606.     Unequal Voting Rights
607.     Reincorporation/Exemption from Takeover Laws

OTHER ......................................................................  10
901.     Annual Meetings
902.     Confidential Voting, Independent Tabulations and Inspections
903.     Disgorgement Provisions
904.     Mutual Fund Issues
905.     Share-Blocking
906.     Shares Out on Loan

                                                          [Graphic Appears Here]

PROXY VOTING GUIDELINES
TABLE OF CONTENTS (CONTINUED)

PROPOSAL
NO.      DESCRIPTION                                                     PG. NO.
--------------------------------------------------------------------------------
SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------
AUDITOR RELATED ............................................................  12
SP-101.  Ratification of Auditors
SP-102.  Independence of Auditors
SP-103.  Audit Firm Rotation

BOARD OF DIRECTORS .........................................................  12
SP-201.  Minimum Director Stock Ownership
SP-202.  Board Independence
SP-203.  Age Limits
SP-204.  Cumulative Voting
SP-205.  Director Duties and Stakeholder Laws
SP-206.  Director Attendance at Annual Meetings
SP-207.  Key Committee Composition
SP-208.  Limit Director Tenure

COMPENSATION RELATED .......................................................  13
SP-301.  Holding Periods
SP-302.  Future Stock Option Awards
SP-303.  Accounting Treatment of Stock Option Awards
SP-304.  Golden Parachutes
SP-305.  Limits on Executive and Director Compensation
SP-306.  Requests for Additional Disclosure of Executive Compensation
SP-307.  Reports on Executive Retirement Benefits

CAPITAL STRUCTURE ..........................................................  13
SP-401.  Preemptive Rights
SP-402.  Authorization of Blank Check Preferred Stock

CORPORATE TRANSACTIONS .....................................................  14
SP-501.  Rights of Appraisal

ANTI-TAKEOVER DEFENSES AND RELATED PROPOSALS ...............................  14
SP-601.  Greenmail
SP-602.  Poison Pills
SP-603.  Supermajority Shareholder Vote Requirements
SP-604.  Classified Boards
SP-605.  Fair Price Provisions
SP-606.  Equal Access
SP-607.  Reincorporation/Exemption from Takeover Laws

                                                          [Graphic Appears Here]

PROXY VOTING GUIDELINES
TABLE OF CONTENTS (CONTINUED)

PROPOSAL
NO.      DESCRIPTION                                                     PG. NO.
--------------------------------------------------------------------------------
SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------
PROXY CONTEST DEFENSES .....................................................  14
SP-701.  Shareholders' Right to Call Special Meetings
SP-702.  Shareholder Action by Written Consent
SP-703.  Shareholders' Ability to Remove or Elect Directors

SOCIAL AND ENVIRONMENTAL ISSUES ............................................  15
SP-801.  Environmental Issues / CERES Principles
SP-802.  Northern Ireland (MacBride Principles)
SP-803.  South Africa (Statement of Principles)
SP-804.  Other Political/Social/Special Interest Issues

OTHER ......................................................................  15
SP-901.  Annual Meetings
SP-902.  Confidential Voting, Independent Tabulations and Inspections
SP-903.  Abstention Votes
SP-904.  Existing Dual Class Companies
SP-905.  Special Reports/Additional Disclosure
SP-906.  Lack of Information
SP-907.  Shareholder Advisory Committee
--------------------------------------------------------------------------------

                                                          [Graphic Appears Here]

GUIDELINES FOR VOTING ON MANAGEMENT PROPOSALS

OPCAP WILL GENERALLY VOTE ON MANAGEMENT PROPOSALS AS FOLLOWS:

AUDITOR RELATED
--------------------------------------------------------------------------------

101. RATIFICATION OF AUDITORS: OpCap will generally vote for management proposals to ratify the selection of auditors unless:

      o     The audit firm is not independent in fact or appearance;

      o The audit firm has rendered an opinion that is publicly known to not be an indication of the company's true financial position; or

      o There are significant doubts that have been publicly raised regarding the audit firm's integrity or objectivity.

102. AUDITOR INDEMNIFICATION: OpCap will generally vote against management proposals to indemnify the auditors.

BOARD OF DIRECTORS
--------------------------------------------------------------------------------

201. ELECTION OF BOARD OF DIRECTORS: OpCap will generally vote with management for the routine election of directors unless:

      a. There are clear concerns due to the company having displayed a record of poor performance;

      b. The board fails to meet minimum corporate governance standards (e.g., performance-based executive compensation, board independence, takeover activity); or

      c.    Criminal activity by the board or a particular board nominee.

202. BOARD INDEPENDENCE: OpCap will generally vote for management proposals that require the board of directors to be comprised of a majority of independent or unaffiliated directors.

203. CHANGES IN BOARD SIZE: OpCap will generally vote for management proposals that seek to fix board size and will generally vote against management proposals that give management the ability to change the size of the board without shareholder approval.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

204. CUMULATIVE VOTING: OpCap will generally vote on a case-by-case basis for management proposals regarding cumulative voting.

205. DIRECTOR DUTIES AND STAKEHOLDER LAWS: OpCap will generally vote against management proposals to allow the board of directors to consider the interests of stakeholders (constituencies other than shareholders), unless such proposals are considered in the context of the company's commitment to shareholders.

206. DIRECTOR INDEMNIFICATION AND LIABILITY PROTECTION: OpCap will generally vote in favor of management proposals to limit Directors' liability and to broaden their indemnification.

      OpCap will generally vote against management proposals that would broaden the Directors' indemnification that would cover acts of absolute negligence or proposals that would cover expenses for monetary damages of directors and officers that violate the duty of care standard.

207. KEY COMMITTEE COMPOSITION: OpCap will generally vote for management proposals that require all members of the compensation and nominating committees to be comprised of independent or unaffiliated directors.

COMPENSATION RELATED
--------------------------------------------------------------------------------

301. EMPLOYEE STOCK OWNERSHIP PLANS (ESOP): OpCap will generally vote for management proposals to establish ESOPs or increase authorized shares for existing ESOP's provided that the following criteria are met:

      a.    The purchase price is at least 85% of fair market value;

      b.    The offering period is 27 months or less;

      c.    Voting power dilution is no more than 10%.

302. EXECUTIVE/DIRECTOR/OUTSIDE DIRECTOR STOCK OPTION PLANS: OpCap will evaluate management stock option plan proposals on a case-by-case basis. When reviewing such compensation plans, OpCap will generally consider the following criteria:

      a.    That the dilution of existing shares is no more than 5%;

      b.    That the stock option plan is incentive-based;

      c. That the stock option plan does not allow for discounted stock options;

      d. For mature companies, that the stock option plan does not constitute more than 5% of the outstanding shares at the time of approval;

      e. For growth companies, that the stock option plan does not constitute more than 10% of the outstanding shares at the time of approval.


303. 401k EMPLOYEE BENEFIT PLANS: OpCap will generally vote for management proposals to implement a 401(k) savings plan for its employees.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

304. GOLDEN PARACHUTES: OpCap will generally vote for management proposals that require shareholder approval of golden parachutes and will vote for management proposals to limit golden parachutes.

305. DIRECTOR FEES: OpCap will generally vote for management proposals to award directors fees unless the amounts are excessive relative to similar industries and country.

306. PENSION FUND CREDITS: OpCap will generally vote against management proposals that include pension fund credits in earnings when determining executive compensation.

CAPITAL STRUCTURE
--------------------------------------------------------------------------------

401. AUTHORIZATION OF ADDITIONAL COMMON STOCK: OpCap will generally vote for management proposals to increase the authorization of common stock if a clear and legitimate business purpose is stated and the increase in authorization does not exceed 100% of shares currently authorized. OpCap will generally vote against management proposals to increase the authorized common stock if it will carry preemptive rights or supervoting rights.

      OpCap will generally vote for management proposals to increase common share authorization for a stock split as long as authorized shares following the split do not exceed 100% of existing authorized shares.

402. AUTHORIZATION OF ADDITIONAL PREFERRED STOCK: OpCap will generally vote for management proposals to create a new class of preferred stock or for proposals to allow for the issuance of additional shares of preferred stock unless:

      a.    The proposal is for the issuance of blank check preferred stock;

      b. The issuance of preferred stock is greater than 50% of current issued capital;

      c. The newly created preferred stock would have unspecified rights, i.e. voting, conversion, dividend distribution rights;

      d. The additional preferred shares will be used as part of a takeover defense.

403. ISSUANCE OF ADDITIONAL DEBT: OpCap will generally vote for management proposals to issue additional debt provided that the company's debt-to-equity ratio is between zero and one hundred percent.

      OpCap will evaluate proposals on a case-by-case basis where the debt-to-equity ratio is greater than one hundred percent and will use comparisons to similar industry standards.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

404. REDUCTION OF SHARES: OpCap will generally vote for management proposals to reduce the number of authorized shares of common or preferred stock, or to eliminate classes of preferred stocks, provided that such proposals offer a clear and legitimate business purpose.

      OpCap will generally vote for management proposals to implement a reverse stock split provided that management proportionately reduces the authorized shares that are in the corporate charter.

405. SHARE REPURCHASE PROGRAMS: OpCap will generally vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

406. PREEMPTIVE RIGHTS: OpCap will generally vote for management proposals to eliminate preemptive rights.

407. ADJUSTMENTS TO PAR VALUE OF COMMON STOCK: OpCap will generally vote for management proposals to reduce the par value of common stock.

408. DEBT RESTRUCTURINGS: OpCap will evaluate debt restructuring management proposals (involving additional common and/or preferred share issuances) on a case-by-case basis. OpCap will generally consider the following criteria:

      a.    Reasonableness of the dilution;

      b. The impact that the restructuring and determining if it will be beneficial to existing shareholders;

      c.    The threat of bankruptcy.

CORPORATE TRANSACTIONS
--------------------------------------------------------------------------------

501. MERGERS AND ACQUISITIONS: OpCap will evaluate merger and acquisition management proposals on a case-by-case basis. OpCap will generally consider the following factors:

      a.    Anticipated financial and operating benefits;

      b.    Offer price (cost vs. premium);

      c.    Prospects of the combined companies;

      d.    How the deal was negotiated:

      e. Changes in corporate governance and their impact on shareholder rights;

      f.    Corporate restructuring;

      g.    Spin-offs;

      h.    Asset sales;

      i.    Liquidations;

      j.    Rights of appraisal.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

502. ASSET SALES: OpCap will evaluate asset sale management proposals on a case-by-case basis by generally assessing the impact on the balance sheet / working capital and value received for the asset.

503. CHANGING CORPORATE NAME: OpCap will generally vote for management proposals regarding corporate name changes.

504. CORPORATE RESTRUCTURINGS: OpCap will evaluate corporate restructuring management proposals on a case-by-case basis which would include minority squeeze outs, leveraged buyouts, spin-offs, liquidations, and asset sales.

505. LIQUIDATIONS: OpCap will evaluate liquidation proposals by management on a case-by-case basis and will review management's efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

506. SPIN-OFFS: OpCap will evaluate spin-off proposals on a case-by-case basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

ANTI-TAKEOVER DEFENSES AND RELATED PROPOSALS
--------------------------------------------------------------------------------

601. GREENMAIL: OpCap will generally vote for management proposals to prohibit payment of greenmail, defined as the practice of repurchasing shares from a bidder at an above-market price in exchange for the bidder's agreement not to acquire the target company. OpCap will generally vote against management proposals to adopt anti-takeover greenmail provisions.

602. POISON PILLS: A poison pill is a strategic move by a takeover-target to make its stock less attractive. A target company with a "pill" (also known as a shareholder rights plan) usually distributes warrants or purchase rights that become exercisable when a triggering event occurs.

      OpCap will evaluate poison pill management proposals on a case-by-case basis by considering the following factors:

      a.    Best interest of the existing shareholders;

      b.    The current salaries of the target companies' officers;

      c.    Repurchase price for the shares by the target company;

      d.    Amount of cash invested in target company;

      e.    Percentage of ownership by target company management;

      f.    Perks for target company senior management;

      g.    Attitude toward tax deferral benefiting target company management;

      h.    Target company's employee expenses.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

      OpCap will generally vote for management proposals to require shareholder ratification of poison pills or that request the board of directors to redeem poison pills.

603. SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENTS: OpCap will generally vote for management proposals to modify or rescind existing supermajority vote requirements to amend the charters or bylaws as well as approve mergers, acquisitions or other business combinations and will generally vote against management proposals to require a supermajority vote on such matters.

604. CLASSIFIED BOARDS: OpCap will generally vote for management proposals to eliminate a classified board of directors and will generally vote against management proposals to classify the board.

605. FAIR PRICE PROVISIONS: OpCap will generally vote for management proposals to adopt or amend fair price provisions provided that the proposal does not include a shareholder vote requirement that exceeds the majority of disinterested shares.

606. UNEQUAL VOTING RIGHTS: OpCap will generally vote against management proposals for dual class exchange offers and dual class recapitalizations.

607. REINCORPORATION/EXEMPTION FROM TAKEOVER LAWS: On a case-by-case basis, OpCap will evaluate management proposals to opt out of state/country takeover laws and management proposals to reincorporate into a state which has more stringent anti-takeover and related provisions.

OTHER
--------------------------------------------------------------------------------

901. ANNUAL MEETINGS: OpCap will generally vote for management proposals that relate to the conduct of the annual meeting except those proposals which relate to the "transaction of such other business which may come before the meeting".

902. CONFIDENTIAL VOTING, INDEPENDENT TABULATIONS AND INSPECTIONS: OpCap will generally vote for management proposals to adopt confidential voting, use independent tabulators, and use independent election inspectors. OpCap will generally vote against management proposals to repeal such provisions.

903. DISGORGEMENT PROVISIONS: Disgorgement provisions stipulate that an acquirer pay back profits from the sale of stock purchased two years prior to achieving control status. OpCap will evaluate proposals to opt out of such provisions on a case-by-case basis.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

904. MUTUAL FUND ISSUES: OpCap will evaluate the following mutual fund issues on a case-by-case basis:

      a.    Approve the merger of the funds;

      b.    Approve investment advisory agreement;

      c.    Change in fundamental investment policy;

      d.    Approve/amend sub-advisory agreement;

      e.    Approve conversion from closed-end to open-end fund.

905. SHARE-BLOCKING: OpCap will generally not vote proxies in countries where there is "share-blocking."

906. SHARES OUT ON LOAN: Proxies are not available to be voted when shares are out on loan through client securities lending programs with their custodians.

                                                          [Graphic Appears Here]

GUIDELINES FOR VOTING ON SHAREHOLDER PROPOSALS

OPCAP WILL GENERALLY VOTE ON SHAREHOLDER PROPOSALS AS FOLLOWS:

AUDITOR RELATED
--------------------------------------------------------------------------------

SP-101. RATIFICATION OF AUDITORS: OpCap will generally vote for shareholder proposals to require shareholder ratification of auditors.

SP-102. INDEPENDENCE OF AUDITORS: OpCap will generally vote against shareholder proposals with respect to prohibiting auditors from engaging in non-audit services.

SP-103. AUDIT FIRM ROTATION: OpCap will generally vote against shareholder proposals asking for audit firm rotation.

BOARD OF DIRECTORS
--------------------------------------------------------------------------------

SP-201. MINIMUM DIRECTOR STOCK OWNERSHIP: OpCap will generally vote against shareholder proposals requiring directors to own a certain number of shares in order to qualify as a director or to remain on the board.

SP-202. BOARD INDEPENDENCE: OpCap will generally vote for shareholder proposals that require the board of directors to be comprised of a majority of independent or unaffiliated directors.

SP-203. AGE LIMITS: OpCap will generally vote against shareholder proposals to impose a mandatory retirement age for directors.

SP-204. CUMULATIVE VOTING: OpCap will evaluate shareholder proposals regarding cumulative voting on a case-by-case basis.

SP-205. DIRECTOR DUTIES AND STAKEHOLDER LAWS: OpCap will generally vote against shareholder proposals to allow the board of directors to consider the interests of stakeholders (constituencies other than shareholders), unless such proposals are considered in the context of the company's commitment to shareholders.

SP-206. DIRECTOR ATTENDANCE AT ANNUAL MEETINGS: OpCap will generally vote against shareholder proposals for mandatory director attendance at the annual shareholder meeting.

SP-207. KEY COMMITTEE COMPOSITION: OpCap will generally vote for shareholder proposals that require all members of the compensation and nominating committees be comprised of independent or unaffiliated directors.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

SP-208. LIMIT DIRECTOR TENURE: OpCap will generally vote against shareholder proposals to limit the tenure of outside directors.

COMPENSATION RELATED
--------------------------------------------------------------------------------

SP-301. HOLDING PERIODS: OpCap will generally vote against shareholder proposals that require companies to adopt full tenure stock holding periods for executives.

SP-302. FUTURE STOCK OPTION AWARDS: OpCap will generally vote against shareholder proposals to ban future stock option grants to executives.

SP-303. ACCOUNTING TREATMENT OF STOCK OPTION AWARDS: OpCap will generally vote for shareholder proposals requesting that stock options be expensed.

SP-304. GOLDEN PARACHUTES: OpCap will generally vote for shareholder proposals to require shareholder approval of golden parachutes and will vote against shareholder proposals that would set limits on golden parachutes.

SP-305. LIMITS ON EXECUTIVE AND DIRECTOR COMPENSATION: OpCap will generally vote against shareholder proposals to limit executive and director compensation.

SP-306. REQUESTS FOR ADDITIONAL DISCLOSURE OF EXECUTIVE COMPENSATION: OpCap will generally vote against shareholder proposals that require additional disclosure for executive and director compensation above and beyond the disclosure required by the Securities and Exchange Commission ("SEC") regulations.

SP-307. REPORTS ON EXECUTIVE RETIREMENT BENEFITS (DEFERRED COMPENSATION, SPLIT-DOLLAR LIFE INSURANCE, SERPS, AND PENSION BENEFITS): OpCap will generally vote for shareholder proposals that require companies to report on their executive retirement benefits provided that any cost with such reporting is within reason.

CAPITAL STRUCTURE
--------------------------------------------------------------------------------

SP-401. PREEMPTIVE RIGHTS: OpCap will generally vote against shareholder proposals that seek preemptive rights.

SP-402. AUTHORIZATION OF BLANK CHECK PREFERRED STOCK: OpCap will generally vote for shareholder proposals that require shareholder approval prior to the issuance of blank check preferred stock.

                                                          [Graphic Appears Here]

CORPORATE TRANSACTIONS
--------------------------------------------------------------------------------

SP-501. RIGHTS OF APPRAISAL: OpCap will generally vote against shareholder proposals to provide rights of appraisal to dissenting shareholders.

ANTI-TAKEOVER DEFENSES AND RELATED PROPOSALS
--------------------------------------------------------------------------------

SP-601. GREENMAIL: OpCap will generally vote for shareholder proposals to prohibit payment of greenmail.

SP-602. POISON PILLS: OpCap will generally vote for shareholder proposals to require shareholder ratification of poison pills. OpCap will generally vote on a case-by-case basis on shareholder proposals that request the board of directors to redeem poison pill provisions.

SP-603. SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENTS: OpCap will generally vote for shareholder proposals to modify or rescind existing supermajority vote requirements to amend the charters or bylaws as well as approve mergers, acquisitions, and other business combinations.

SP-604. CLASSIFIED BOARDS: OpCap will generally vote for shareholder proposals to repeal classified boards and elect all directors annually and will vote against shareholder proposals to classify the board.

SP-605. FAIR PRICE PROVISIONS: OpCap will generally vote for shareholder proposals to adopt or lower the shareholder vote requirements with respect to existing fair price provisions.

SP-606. EQUAL ACCESS: OpCap will generally vote for shareholder proposals to allow shareholders equal access to management's proxy material so they can evaluate and propose voting recommendations on proxy proposals and director nominees.

SP-607. REINCORPORATION/EXEMPTION FROM TAKEOVER LAWS: On a case-by-case basis, OpCap will evaluate shareholder proposals to opt out of state/country takeover laws and shareholder proposals to reincorporate into a state which has more stringent anti-takeover and related provisions.

PROXY CONTEST DEFENSES
--------------------------------------------------------------------------------

SP-701. SHAREHOLDERS' RIGHT TO CALL SPECIAL MEETINGS: OpCap will generally vote against shareholder proposals to grant shareholders' the ability to call special meetings.

SP-702. SHAREHOLDER ACTION BY WRITTEN CONSENT: OpCap will generally vote against shareholder proposals to permit shareholders to take action by written consent.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

SP-703. SHAREHOLDERS' ABILITY TO REMOVE OR ELECT DIRECTORS: OpCap will generally vote against shareholder proposals to restore shareholder ability to remove directors with or without cause. OpCap will generally vote against shareholder proposals that permit shareholders to elect directors to fill board vacancies.

SOCIAL AND ENVIRONMENTAL ISSUES
--------------------------------------------------------------------------------

SP-801. ENVIRONMENTAL ISSUES / CERES PRINCIPLES: OpCap will generally vote against shareholder proposals that request issuers to file the CERES principles.

SP-802. NORTHERN IRELAND (MACBRIDE PRINCIPLES): OpCap will generally vote against shareholder proposals that are aimed at anti-Catholic discrimination within Northern Ireland as outlined in the MacBride Principles.

SP-803. SOUTH AFRICA (STATEMENT OF PRINCIPLES): OpCap will generally vote against shareholder proposals that pertain to promoting the welfare of black employees within companies that operate in South Africa.

SP-804. OTHER POLITICAL/SOCIAL/SPECIAL INTEREST ISSUES: OpCap will generally vote against shareholder proposals on restrictions that relate to social, political, or special interest issues (examples: nuclear power, Mexico, animal testing, tobacco industry, or equal employment opportunities) that may effect the operations and competitiveness of the issuer or which may have a significant financial impact to the shareholders.

OTHER
--------------------------------------------------------------------------------

SP-901. ANNUAL MEETINGS: OpCap will generally vote against shareholder proposals to change the time or place of annual meetings.

SP-902. CONFIDENTIAL VOTING, INDEPENDENT TABULATIONS AND INSPECTIONS: OpCap will generally vote for shareholder proposals to adopt confidential voting, use independent tabulators, and use independent election inspectors. OpCap will vote against shareholder proposals to repeal such provisions.

SP-903. ABSTENTION VOTES: OpCap will generally vote for shareholder proposals recommending that votes to "abstain" not be considered votes "cast" at an annual or special meeting unless required by state law.

                                                          [Graphic Appears Here]

--------------------------------------------------------------------------------

SP-904. EXISTING DUAL CLASS COMPANIES: OpCap will generally vote against shareholder proposals asking for a report to shareholders on the financial impact of its dual class voting structure and will vote for shareholder proposals to submit a dual class voting structure to a shareholder vote.

SP-905. SPECIAL REPORTS/ADDITIONAL DISCLOSURE: OpCap will generally vote against shareholder proposals that require disclosure reports on the impact of certain issues to the overall business if the issuer and the shareholders.

SP-906. LACK OF INFORMATION: OpCap generally will vote against proposals if there is a lack of information to make an informed voting decision.

SP-907. SHAREHOLDER ADVISORY COMMITTEE: OpCap will generally vote against shareholder proposals to establish shareholder advisory committees.